Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Universal Food & Beverage Company

St. Charles, Illinois

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-129095) of Universal Food & Beverage Company of our report dated March 17, 2006, relating to the consolidated financial statements, which appear in this Form 10- K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

BDO Seidman, LLP

Chicago, Illinois

March 30, 2006